UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 30, 2015

(Date of earliest event reported)

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio	43130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 687-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Restructuring Support Agreement

General

On March 31, 2015, EveryWare Global, Inc. (the “Company”) and certain of its subsidiaries entered into a Restructuring Support Agreement (the “RSA”) with holders of approximately $163.1 million of its term loan indebtedness, representing approximately 65.6% of such term loans (the “Consenting Term Lenders”) and holders of the Company’s preferred stock or common stock that are signatories to the RSA (the “Consenting Equity Holders”). Following a stress test analysis of its forecasted results, the Company’s auditor informed it that the audit opinion would include an explanatory paragraph regarding its ability to continue as a going concern. The inclusion of a going concern qualification would constitute a default under the Term Loan. As a result, the Company has been engaged in discussions with certain of its financial stakeholders regarding various restructuring alternatives to strengthen the Company’s balance sheet and create a sustainable capital structure to position it for the future. Following these discussions, the Company and its lenders reached an agreement for a restructuring plan under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”). The Company believes this restructuring agreement will minimize the time and expense spent in a restructuring and will provide the Company liquidity during the restructuring.

The RSA contemplates that the restructuring will be accomplished through a pre-packaged plan under the Bankruptcy Code (the “Plan”). The RSA sets forth the material terms of the Plan to restructure the Company (the “Restructuring”). The discussion below regarding the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit B to the RSA.

The ABL Facility

Under the Plan, the Company’s Second Amended and Restated Loan and Security Agreement dated May 21, 2013 (the “ABL Agreement,” and the related facility, the “ABL Facility”) will remain in full force and effect and, upon the conclusion of the Restructuring, will be reinstated.

Backstop Commitment for Debtor-in-Possession Facility (“DIP Facility”)

Certain Consenting Term Lenders will backstop a first priority, first out DIP Facility in the aggregate principal amount of up to $40.0 million, secured by the same Collateral securing the Term Loan Facility (the “DIP Facility”). Liens securing the DIP Facility will have the priority set forth in the term sheet for the DIP Facility delivered in connection with the RSA. Proceeds of the DIP Facility will be used, among other things, to fund the administration of the Chapter 11 case(s), for working capital and for general corporate purposes. The DIP Facility is described in greater detail below.

Existing Term Loans

Under the Plan, all $248.6 million of term loans (the “Term Loans”) outstanding under the Term Loan Agreement, dated May 21, 2013 (as amended, restated, modified or supplemented from time to time, the “Term Loan Agreement,” and the related facility, the “Term Loan Facility”), by and between the Company’s subsidiaries, Anchor Hocking LLC and Oneida Ltd. (together, the “Borrowers”), the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent (the “Term Loan Agent”), would be cancelled. In exchange for the cancellation of 100% of the outstanding principal amount, payment-in-kind interest, and accrued but unpaid cash interest of the Term Loans, holders of the Term Loans will receive shares, on a pro rata basis, of new common stock issued by the Company (“New Common Stock”) equal to 96% of the total outstanding New Common Stock of the Company upon the consummation of the Restructuring, subject to dilution by the Management Incentive Plan (as defined below).

General Unsecured Claims and Executory Contracts

Holders of general unsecured claims against the Company will be paid in full in the ordinary course. All executory contracts will be assumed.

Existing Preferred Stock

In exchange for the cancellation of all shares of the Company’s currently outstanding preferred stock (the “Existing Preferred Stock”), holders of the Existing Preferred Stock will receive shares, on a pro rata basis, equal to 2.5% of the total outstanding New Common Stock of the Company upon the consummation of the Restructuring, subject to dilution by the Management Incentive Plan (defined below).

Existing Common Stock

In exchange for the cancellation of all (a) shares of the Company’s current outstanding common stock and (b) outstanding vested options or unexercised warrants to acquire shares of the Company’s current outstanding stock that are in each case “in the money” (clauses (a) and (b), collectively, “Existing Common Stock”), holders of Existing Common Stock will receive shares, on a pro rata basis, equal to 1.5% of the total outstanding New Common Stock of the Company upon the consummation of the Restructuring, subject to dilution by the Management Incentive Plan (defined below). Unless, in the opinion of a majority of the Consenting Term Lenders, distribution of common stock would not require the Company to file reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, distributions to holders of the Company’s common stock will be made either (i) in the form of cash; (ii) to a trust that would liquidate the shares of common stock to be received and distribute the proceeds to the holders; or (iii) by some other mechanism acceptable to the debtors and the Consenting Term Lenders.

Existing Unvested or Out-of-the-Money Options and Out-of-the-Money Warrants

All (a) outstanding options and unexercised warrants to acquire shares of the Company’s current outstanding common stock that are “out of the money,” and (b) unvested options to acquire shares of the Company’s current outstanding stock, whether or not “in the money” will be cancelled. Holders of such interests will not receive any recovery on account of those interests.

Management Incentive Plan

Upon the consummation of the Restructuring, all existing management equity-based compensation plans will be cancelled. The reorganized Company may implement a management incentive plan (the “Management Incentive Plan”) pursuant to which certain officers and employees of the reorganized Company will be eligible to receive, in the aggregate, shares and/or options to acquire shares of New Common Stock up to 10% of the total outstanding New Common Stock of the Company (on a fully diluted basis) at the discretion of the reorganized Company’s Board of Directors.

Releases and Waivers

The Plan also contemplates customary mutual releases and/or waivers, including standard carve-outs among the Company, each of the Consenting Term Lenders, the Term Loan Agent, the parties to the RSA and each of their respective directors, officers, shareholders, funds, affiliates, members, employees, partners, managers, agents, representatives, principals, consultants, and professional advisors (each in their capacity as such).

Milestones

The RSA provides for certain milestones to be met, including: (i) the commencement of the Company’s solicitation of its lenders seeking support for the Plan on or before April 3, 2015; (ii) approval of the Plan by the required lenders; (iii) the commencement by the Company of the Chapter 11 case on or before April 7, 2015; and (iv) certain procedural events and filings in accordance with the Chapter 11 case, as described in greater detail in the attached RSA.

Termination Rights

The RSA also contains certain termination provisions. The consenting lenders have specific rights to terminate the RSA upon certain events, including: (i) the failure to meet any milestone, as described above; (ii) the occurrence of a material breach of the RSA by the Company; (iii) the occurrence of a violation of the Company’s obligations under certain financing orders; (iv) certain orders entered by the Bankruptcy Court regarding the Chapter 11 case; and (v) a breach by the Company or a Consenting Equity Holder of any of its obligations, or any representation, warranty, or covenant contained in the RSA that could be expected to have a material adverse impact on restructuring the Company. The Consenting Equity Holders also have certain customary rights regarding termination of the RSA, as described in greater detail in the attached RSA.

Notwithstanding anything in the RSA to the contrary, nothing in the RSA prevents the Company from taking or failing to take any action that it is obligated to take (or fail to take) in the performance of any fiduciary duty or as otherwise required by applicable law which the Company owes to any other person or entity under applicable law.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA, a copy of which is filed as Exhibit 10.1 to this Report.

Debtor in Possession Term Loan Facility

General

The Company has received a binding commitment, subject to certain customary conditions, from certain financial institutions for the DIP Facility. The debtors under the DIP Facility will be the Company and the Borrowers, and the obligations thereunder will be guaranteed by each of the Borrowers (with respect to the obligations of the other Borrowers) and each wholly-owned domestic subsidiary of the Company.

The DIP Facility will be comprised of a term loan in an aggregate principal amount of up to $40 million (the “DIP Term Loan”). Amounts paid or prepaid under the DIP Term Loan may not be reborrowed. Each of the Company’s current Term Loan lenders may participate in the DIP Facility in the amount of a pro rata share in proportion to the amount of its outstanding commitments under the Term Loan. The Consenting Term Lenders who will backstop the DIP Facility have agreed to provide commitments not assumed by the other Term Loan lenders.

All amounts outstanding under the DIP Facility will bear interest at the Eurodollar Rate (which in no event will be less than 1.00%) plus 9.00% per annum. The term “Eurodollar Rate” will have meanings customary and appropriate for DIP financing transactions. During the continuance of an event of default, the outstanding amounts under the DIP Facility will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Use of Proceeds

The proceeds of the DIP Facility (including the Interim Facility, as defined below) will be used in accordance with the terms of a specific budget (based on aggregate funding needs, with flexibility to account for variances (with a cushion to be agreed) and the carry-forward of expenditures not made in prior periods), including, without limitation: (i) to pay (a) all amounts due to certain lenders under the DIP Facility (the “DIP Lenders”) and Wilmington Trust, National Association, the administrative agent (the “DIP Agent”) under the DIP Facility, as provided under the DIP Facility and (b) all professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by DIP Lenders and the DIP Agent, including those incurred in connection with the preparation, negotiation, documentation and court approval of the DIP Facility; (ii) for other general corporate purposes of the the Company, including providing working capital; and (iii) to pay administration costs of the Chapter 11 case(s) or other amounts approved by the Bankruptcy Court.

The DIP Facility cannot be used for certain expenses, including: (i) any purpose that is prohibited under the Bankruptcy Code or any orders of the Bankruptcy Court; (ii) the payment of fees, expenses, interest or principal under the pre-petition Term Loans and the pre-petition ABL Facility (other than permitted adequate protection payments); and (iii) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the DIP Agent acting at the direction of certain required DIP Lenders. The full availability of the DIP Facility is subject to certain conditions, including that the Company remain in full compliance with any orders issued by the Bankruptcy Court.

Interim Facility

During the period commencing on the date (the “Interim Order Entry Date”) of the Bankruptcy Court’s entry of an interim order (“Interim Order”) approving the DIP Facility but prior to the entry of a final order (“Final Order”) approving the DIP Facility or such earlier date upon the occurrence of a maturity event (such period, the “Interim Period”), the maximum amount available to be drawn under the DIP Facility will be limited to an amount to be agreed (the “Interim Facility”), subject to compliance with certain terms, conditions and covenants and in accordance with a specific budget. The Interim Facility is subject to certain conditions, including, among others: (i) timely commencement of the Chapter 11 cases; (ii) delivery of certain customary closing documents; (iii) filing certain financial and budget related reports; and (iv) establishment of a collateral account, over which the DIP Agent will be granted control.

Priority and Collateral

DIP Lenders and the DIP Agent will, subject to the Carve-Out (as defined below), at all times: (i) be entitled to joint and several super-priority administrative expense claim status in the Chapter 11 Cases (“DIP Superpriority Claims”), which DIP Superpriority Claims in respect of the DIP Facility and the pre-petition ABL Facility will rank pari passu with each other and superior to all other claims; (ii) have a first priority lien on all unencumbered assets of the Company; (iii) have a junior lien on all encumbered assets of the Company secured by a first priority lien under the pre-petition ABL Facility; (iv) have a first priority lien on cash in the Collateral Account (as defined in the attached DIP Facility) and (v) have a first priority priming lien on all assets of the Company encumbered by a first priority lien under the pre-petition Term Facility not otherwise described in clauses (i) through (iv) that were subject to a lien as of the date the bankruptcy petition is filed. The Company’s obligations to the DIP Lenders and the liens and superpriority claims are subject in each case only to a specific carve out amount (the “Carve-Out”) that accounts for specific administrative, court, and legal fees payable in connection with certain Bankruptcy proceedings, as defined in greater detail in the attached DIP Facility.

Affirmative and Negative Covenants

The DIP Facility will be subject to certain affirmative and negative covenants, including, among others: (i) information reporting by the Company regarding a budget containing the actual and budgeted results for each week by line item, together with a reasonably detailed written explanation of all material variances from the budget; (ii) the Company must comply with each Chapter 11 order issued by the Bankruptcy Court; (iii) the Company must not make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Chapter 11 order; and (iv) the Company must not create or permit to exist any liens or encumbrances on any assets, other than liens securing the DIP Facility, liens described elsewhere in the DIP Facility and any permitted liens. Additional covenants are described in greater detail in the attached DIP Facility.

Events of Default

The DIP Facility will contain certain customary events of default, including: (i) conversion of the Chapter 11 case(s) to a Chapter 7 case; (ii) appointment of a trustee, examiner or receiver in the Chapter 11 cases; (iii) the amendment, supplement, stay, reversal, vacation or other modification of any Chapter 11 order without the written consent of the required DIP Lenders or any Chapter 11 order will cease to be in full force and effect; and (iv) the Final Order Entry Date will not have been occurred within 35 days after the Interim Order Entry Date (as such terms are defined in the DIP Facility).

Maturity

The DIP Facility will mature upon the earliest of, among other things, (i) on the 75th day the date on which the Chapter 11 proceedings are commenced; (ii) the earlier of the maturity date or the acceleration of the ABL Facility; (iii) the earlier of the effective date and the date of the substantial consummation of a plan of reorganization in the Chapter 11 proceedings; (iv) the date the bankruptcy court orders the conversion of the bankruptcy case to a Chapter 7 liquidation; (v) the acceleration of the loans or termination of the commitments under the DIP Facility, including, without limitation, as a result of the occurrence of an Event of Default; (vi) the date that is 30 days after the date the Bankruptcy Court enters an interim order if it has not entered a final order by such date; and (vii) other customary maturity events.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the Term Sheet for the DIP Facility, a copy of which is attached as Exhibit C to the RSA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2015, Ronald D. McCray resigned from the Company’s Board of Directors and the Audit Committee of the Board of Directors. Mr. McCray’s resignation was not caused by any disagreement with the Company or its Board of Directors.

Item 9.01	Financial Statements and
Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Restructuring Support Agreement, dated as of March 31, 2015 among the Company, certain of its subsidiaries, the Consenting Lenders and the Consenting Equity Holders.

99.1	Press Release issued by the Company, dated as of April 1, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without limiting the foregoing, the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Investors are warned that actual results may differ from management’s expectations. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) the conclusion by our auditor that there is substantial doubt about our ability to continue as a going concern; (ii) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the RSA on the time frame contemplated therein; (iii) whether the proposed DIP financing will be approved by the bankruptcy court on the terms contemplated and whether such funds will provide sufficient liquidity during the pendency of the Chapter 11 proceedings; (iv) the limited recovery for holders of our common stock resulting from the Chapter 11 proceedings; (v) increased costs related to the Chapter 11 proceedings; (vi) loss of customer orders, disruption in our supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets we serve; (viii) our ability to attract and retain key managers; (ix) risks associated with conducting business in foreign countries and currencies; (x) increased competition in our markets; (xi) the impact of changes in governmental regulations on our customers or on our business; (xii) the loss of business from a major customer; and (xiii) our ability to obtain future financing due to changes in the lending markets or our financial position. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EveryWare Global, Inc.

Date: April 1, 2015	By:	/s/ Joel Mostrom
		Name:	Joel Mostrom
		Title:	Interim Chief Financial Officer